                                  EXHIBIT 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        AMERICAN TECHNICAL CERAMICS CORP.

                              (Adopted May 2, 2006)

                                    ARTICLE I

                                     Offices

                  Section 1. Registered office. The registered office of
AMERICAN TECHNICAL CERAMICS CORP. (hereinafter the "Corporation") in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware. The
registered agent of the Corporation in the State of Delaware is United States
Corporation Company.

                  Section 2. Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

                                   ARTICLE II

                                  Stockholders

                  Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors and stated in the notice of the meeting.

                  Section 2. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day during the month of
November, December, January or February of each year, and at such hour, as shall be fixed by the Board of Directors and designated in the notice of meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of
Directors and may transact such other corporate business as may properly be brought before the meeting.

                  Section 3. Special Meetings. A special meeting of the
stockholders (or of any class thereof entitled to vote) for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the
President or by order of the Board of Directors and shall be called by the
President or the Secretary upon the written request therefor delivered to the
President or Secretary signed by stockholders holding of record at least 25% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called and call therefor shall be

issued within 60 days after the receipt of said request. Business transacted at all special meetings shall be confined to the objects specifically stated in the call therefor.

                  Section 4. Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, shall be given at least 10 and not more than 60 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him or her personally or by mailing such notice in a postage prepaid envelope directed to him at his or her address as it appears on the stock ledger of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request.
Notices of each meeting of stockholders, whether annual or special, shall set forth the time, place and purposes of the meeting. In lieu of written notice, notice may be given by electronic transmission if permitted by applicable law and if given in compliance therewith.

                  Section 5. List of Stockholders. The Secretary or any
Assistant Secretary of the Corporation shall produce, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his or her name. Such list shall be open for a period of at least ten days, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting)
or during ordinary business hours at the principal place of business of the
Corporation, and shall be produced and kept at the time and place of the meeting
(if the meeting is held at a place) during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

                  Section 6. Quorum; Adjournment of Meetings. Except as
otherwise provided in the Certificate of Incorporation or these By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If less than a quorum shall be present or represented at the time for which the meeting shall have been called, the stockholders so present in person or by proxy at such meeting may, by a majority vote of the stockholders present or represented, adjourn the meeting from time to time without any notice or call other than by an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned in like manner without notice or call or upon such notice or call as may be determined by vote. If, however, the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

                  Section 7. Voting. Except as otherwise provided in the
Certificate of Incorporation, at every meeting of stockholders, each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one

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vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted directly or indirectly; provided, however, that the foregoing shall not limit the right of the Corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity (and to count such shares for purposes of determining a quorum). At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the laws of the State of Delaware or the Certificate of
Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat before the meeting begins, or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the election of directors of the Corporation or the vote on any other question presented to the meeting need not be by ballot. On any vote by ballot, each ballot shall be signed by the stockholder voting, or in his or her name by his or her proxy, if there be such proxy, and shall state the number of shares voted by him or her and the number of votes to which each share is entitled.

                  Section 8. Organization of Meeting. The Chairman of the Board,
if any, shall preside at all meetings of stockholders, or in his or her absence, the Vice Chairman of the Board, if any, shall preside, or in his or her absence, the President of the Corporation shall preside. If neither the Chairman of the
Board, the Vice Chairman of the Board or the President is present at the meeting, the holders of a majority of the shares present at the meeting and entitled to vote, in person or by proxy, shall select a person to preside at the meeting. Subject to the requirements of any applicable law or the rules and regulations of any national securities exchange, national securities association or interdealer quotation system upon which the Corporation's securities may be listed, the person presiding at a meeting of stockholders shall determine the order of business and the procedure at the meeting, including, without limitation, the regulation of the manner of voting and the conduct of any discussion, as he or she believes to be in order.

                  The Secretary of the Corporation shall act as secretary of all meetings of stockholders, or in his or her absence, any Assistant Secretary of the Corporation who is present shall act as secretary of the meeting, or if no
Assistant Secretary shall be present, the person presiding at such meeting shall appoint a secretary for that particular meeting.

                  Section 9. Action Without a Meeting. Whenever the vote of
stockholders at a meeting thereof is required or permitted to .be taken in connection with any corporate action, by any provisions of the laws of the State of Delaware or of the Certificate of Incorporation or these By-Laws, the meeting and vote of stockholders may be dispensed with if the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.

                                      -3-

                                   ARTICLE III

                               Board of Directors

                  Section 1. General Powers. The property, business, and affairs of the Corporation shall be managed by the Board of Directors.

                  Section 2. Number of Directors; Term of Office. The Board of
Directors shall consist of three members but may be increased or decreased as hereinafter provided. Each director shall hold office until the annual meeting of the stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal from office.

                  At any time or from time to time at a special meeting called for that purpose, the Board of Directors, by the vote of a majority of the entire board, may increase or decrease the number of directors of the
Corporation to not less than three nor more than 11.

                  Section 3. Quorum; Manner of Acting; Telephonic Participation.
Unless otherwise provided by law, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, the directors present shall adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation.

                  All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting. The minutes of any meeting of the Board of Directors or of any committee thereof held by telephone shall be prepared in the same manner as a meeting of the Board of Directors or of such committee held in person.

                  Section 4. Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as the Board may from time to time determine.

                  Section 5. Annual Meeting. As promptly as practicable after each annual meeting of the stockholders for the election of directors, the Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.
Notice of such meeting need not be given if held immediately after the annual meeting of stockholders. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

                  Section 6. Regular Meetings. Regular meetings of the Board of
Directors may be held at such time and place, within or without the State of
Delaware, as shall from time to time be determined by the Board of Directors.
After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

                                      -4-

                  Section 7. Special Meetings and Notice Thereof. Special
meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or
by a majority of the directors. Notice of the time, date and place of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least four days before the date on which the meeting is to be held, or shall be given to him or her by telegram, telex, mailgram, facsimile transmission, electronic mail or other means of electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place of the meeting, but need not state the purposes thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting and shall fail to object to such lack of notice.

                  Section 8. Removal. Subject as hereinafter provided, the
entire Board of Directors or any individual director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding stock entitled to vote at an election of directors. In case the Board or any one or more directors be so removed, new directors may be elected at the same meeting at which such director or directors have been so removed, to serve for the remainder of the terms, respectively, of the director or directors so removed.

                  Section 9. Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the
Board, if any, the Vice Chairman of the Board, if any, the President or the
Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 10. Vacancies on Board of Directors. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office (excluding those directors who have resigned from the Board effective as of a date in the future), though less than a quorum, may elect a successor to fill the vacancy so created or elect a new director to fill the newly created directorship, as the case may be, and each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall be qualified.

                  Section 11. Waiver of Notice and Consent. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though such meeting had been duly held after a regular call and notice, if a quorum be present and if, before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Section 12. Committees. The Board of Directors may, by
resolution of the Board, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in these By-Laws, shall

                                      -5-

have and may exercise such powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the
Corporation to be affixed to all papers which may require it), as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of
Incorporation or the laws of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he or she shall attend.

                  Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior or subsequent to such action a written consent thereof is signed by all members of the Board or of such committee, as the case may be, or if such consent is expressed via electronic transmission in a manner prescribed by law. Any such written consent or electronic transmission shall be filed with the minutes or proceedings of the
Board or committee.

                  Section 14. Fees and Compensation. The Board of Directors may,
if it so desires, authorize members of the Board to be compensated for attendance at each regular or special meeting of the Board. Such compensation may, in the Board's discretion, include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the Board. Directors who are officers or employees of the Corporation may receive, if the Board desires, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

                  Section 1. Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary.
The Corporation may also have, at the discretion of the Board of Directors, such other officers, including, without limitation, a Chairman of the Board, a Vice
Chairman of the Board, a Chief Executive Officer and one or more Senior or
Executive Vice Presidents, as may be appointed in accordance with the provisions of these By-Laws. One person may hold the offices and perform the duties of any two or more of said officers.

                  Section 2. Election or Appointment and Term of Office. The
principal officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                                      -6-

                  Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President, the Chief Executive Officer, if any,
or the Board of Directors may from time to time designate. The Board of
Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

                  Section 4. Removal. Any officer may .be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.

                  Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the
Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for appointment to such office for such term.

                  Section 7. Powers and Duties. The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors and as may be delegated by the President or the Chief Executive Officer, if any. Without
limiting the foregoing:

                  (a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him or her by the
Board of Directors.

                  (b) Vice Chairman of the Board. The Vice Chairman of the Board
shall be the assistant to the Chairman of the Board of Directors and shall assume the Chairman's responsibilities in the event of his or her absence or disability or as directed by the Chairman of the Board.

                  (c) President; Chief Executive Officer. Unless a separate
Chief Executive Officer is appointed, the President shall serve as the Chief
Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. In the absence of a Chairman of the
Board or Vice Chairman of the Board, he or she shall preside at all meetings of the stockholders, at all meetings of the Board of Directors and any committee thereof of which he or she is a member, unless the Board or such committee shall have chosen another chairman. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation. If a separate Chief Executive Officer is appointed,

                                      -7-

the President shall have and perform such duties as otherwise generally pertain to such office and as may be assigned to him or her by the Board of Directors.

                  Subject to the control and direction of the Board of
Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

                  (d) Executive Vice President. The Executive Vice Presidents in
the order of their seniority, unless otherwise determined by the Board of
Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of
Directors may from time to time prescribe.

                  (e) Senior Vice President. The Senior Vice Presidents in the
order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice
Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief
Executive Officer or the Board of Directors may from time to time prescribe.

                  (f) Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice Presidents and the
Senior Vice Presidents, perform the duties and exercise the powers of the
President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                  (g) Treasurer. The principal financial officer of the
Corporation shall be the Treasurer of the Corporation unless the Board of
Directors has designated another officer to serve as Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the
Board of Directors. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors or any committee thereof, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or any committee thereof or at the annual meeting of stockholders; he or she shall receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of
Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Treasurer
shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

                  (h) Secretary. The Secretary, if present, shall act as
secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he or she shall see that: all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and
in general, he or she shall perform all the duties incident to the office of
Secretary and such other duties as

                                      -8-

from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors

                  Section 8. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer.

                                    ARTICLE V

                                  Capital Stock

                  Section 1. Certificates for Stock. Every stockholder of the
Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him or her.

                  Section 2. Stock Certificates. Any stock certificate which certifies the number of shares owned by any holder of stock of the Corporation shall be numbered in the order in which it shall be issued and shall be signed by the Chairman of the Board or the Chief Executive Officer or the President or
any Vice President, and by the Treasurer or an Assistant Treasurer or the
Secretary or any Assistant Secretary of the Corporation, and shall have the seal of the Corporation affixed thereto; provided, however, that, where any such certificate is signed (a) by a transfer agent or an assistant transfer agent, or
(b) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer, Secretary, Assistant Treasurer
or Assistant Secretary and the seal of the Corporation may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

                  Section 3. Stock Ledger. A record shall be kept by the
Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date thereof, and in case of cancellation, the date of cancellation.

                  Section 4. Cancellation. Every certificate surrendered to the
Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 7 of this Article V.

                  Section 5. Transfers of Stock. Transfers of shares of the
capital stock of the Corporation shall be made only on the books of the
Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 6 of this Article V, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name

                                      -9-

shares of stock stand on the books of Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

                  Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the
Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                  Section 7. Last, Stolen, Mutilated or Destroyed Certificates.
As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the
Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do
so.

                  Section 8. Record Date. The Board may fix a date in advance of, not exceeding 60 days preceding, the date of any meeting of stockholders
(nor less than 10 days before the date of such meeting), or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining any written consent to corporate action without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed. If no record date is set by the Board of
Directors then the record date shall be determined in accordance with applicable law.

                  Section 9. Issue of New Shares or Sale of Treasury Stock.
Shares of the capital stock of the Corporation which have been authorized but not issued, and treasury shares, may be issued or sold from time to time and for such consideration, not less than the par value thereof, as may be determined by the Board of Directors.

                                   ARTICLE VI

                                   Amendments

                  Section 1. Amendments by Stockholders. These By-Laws may be
altered, amended or repealed and new By-Laws may be added by the stockholders at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the stock entitled to vote thereat.

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                  Section 2. Amendments by the Board of Directors. Subject to
the right of the stockholders provided in Section 1 of this Article VI to adopt, amend or repeal the By-Laws, and subject to any stockholder vote requirement set forth in the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal these By-Laws by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board.

                                   ARTICLE VII

                          Indemnification and Insurance

                  Section 1. Indemnification. The Corporation shall, to the
fullest extent authorized by the General Corporation Law of the State of
Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the
Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal or administrative, by reason of the fact that he or a person for whom he or she is the legal representative is or was a director or officer of the Corporation, or is or was a director or officer of the
Corporation serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer) against all expenses, liability and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith; provided, however, that, except as provided in this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the
Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

                  To the extent that any director or officer of the Corporation is by reason of such position, or a position as a director, officer, trustee, employee or agent with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred in connection therewith.

                  To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and

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information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to a claimant's entitlement thereto shall be made as follows: (i) by a majority of the Board of
Directors who are not parties to such action, suit, investigation or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  If a claim under this By-Law is not paid in full by the
Corporation within 20 days after a written claim pursuant to this By-Law has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the
Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for
the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the
Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the
State of Delaware, nor an actual determination by the Corporation (including its
Board of Directors or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  If a determination shall have been made pursuant to this
By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this By-Law. Furthermore, the Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the
Corporation.

                  The right to indemnification and the payment of expenses
incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors

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or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification shall be made to the fullest extent permitted by law.

                  Such indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any director or officer of the Corporation (or employee or agent of the Corporation to which rights to indemnification have been granted, or the heirs, executors and administrators of any such officer, director, employee or agent) hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law
(including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  Any notice, request or other communication required or
permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telegram, facsimile transmission, electronic mail or other means of electronic transmission or by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                  Section 2. Insurance. The Corporation may purchase and
maintain insurance on behalf of any person who is or will be a director, officer, employee or agent of the Corporation, or is or will be a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General
Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                                  Article VIII

                            Miscellaneous Provisions

                  Section 1. Corporate Seal. The Board of Directors shall
provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1985. The

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Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

                  Section 2. Fiscal Year. The fiscal year of the Corporation shall end on June 30.

                  Section 3. Voting of Stock Owned by the Corporation. The Board
of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation), in which the Corporation may hold stock.

                  Section 4. Dividends. Subject to the provisions of the
Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any annual, regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.
Before declaring any dividend there may be set apart out of any funds of the
Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the
Corporation.

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